EXHIBIT 99.h2i

                             AMENDMENT TO SCHEDULE A
                                     OF THE
                      SUB-ADMINISTRATIVE SERVICES AGREEMENT

This Schedule A to the Sub-Administrative Services Agreement (the "Agreement") dated January 1, 2001, as amended, by and between SEI Investments Mutual Funds Services and PBHG Fund Services, is amended as of the 29th day of October, 2001 to add the PBHG Clipper Focus Fund, PBHG Disciplined Equity Fund, PBHG IRA Capital Preservation Portfolio, PBHG New Perspective Fund and PBHG REIT Fund. The Funds of PBHG Funds that will receive services pursuant to this Agreement are:

PBHG Growth Fund
PBHG Emerging Growth Fund
PBHG Large Cap Growth Fund
PBHG Select Equity Fund
PBHG Cash Reserves Fund
PBHG Technology & Communications Fund
PBHG Core Growth Fund
PBHG Limited Fund
PBHG Large Cap 20 Fund
PBHG Large Cap Value Fund
PBHG Mid-Cap Value Fund
PBHG Strategic Small Company Fund
PBHG Small Cap Value Fund
PBHG Focused Value Fund
PBHG New Opportunities Fund
PBHG Global Technology & Communications Fund
PBHG Wireless & Telecom Fund
PBHG Clipper Focus Fund
PBHG Disciplined Equity Fund
PBHG IRA Capital Preservation Fund
PBHG New Perspective Fund
PBHG REIT Fund

Date: October 29, 2001

              PBHG FUND SERVICES

              By:________________________________

              Title:_____________________________


              SEI INVESTMENTS MUTUAL FUNDS SERVICES

              By:________________________________

              Title:_____________________________